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                                                                    EXHIBIT 99.1

                 SILICON LABORATORIES APPOINTS RUSSELL J. BRENNAN
                           AS CHIEF FINANCIAL OFFICER

AUSTIN, TEXAS - SEPT. 12, 2002 - Silicon Laboratories Inc. (Nasdaq NM: SLAB), the mixed-signal IC innovator for the communications industry, announced effective today that Russell J. Brennan has been appointed chief financial officer. Mr. Brennan arrives at Silicon Laboratories with strong industry experience, including 14 years at Analog Devices, Inc. (NYSE: ADI) where he served most recently as vice president of finance and corporate controller. His prior experience also includes finance roles at Schlumberger/Fairchild and Texas Instruments. Mr. Brennan holds a master's in business administration from New York University Graduate School of Business and a bachelor's degree from Boston College. Mr. Brennan is a Certified Public Accountant.

"Russ Brennan is a natural fit with the team at Silicon Labs," said Nav Sooch, chairman and chief executive officer. "Russ has successfully grown a finance organization in the mixed-signal analog IC industry from our current size to one that supports a multi-billion dollar business. His broad international experience in the semiconductor industry is ideal to support the growth of Silicon Labs."

John W. McGovern has served as chief financial officer of Silicon Labs since December, 1996, and guided the company through early capital formation, a successful initial public offering and years of operations as a public company. Mr. McGovern has decided to retire from his full-time duties but plans to remain with the company temporarily in a transitional role.

"I want to thank John for his extraordinary efforts over the last six years working tirelessly to lead the company through critical growth stages," Mr. Sooch added. "During this time, John has built a strong finance team, implemented financial accounting best practices, created a culture of profitable operations and helped position the company for strong revenue growth. John's ongoing commitment to help acclimate Russ into his new role to ensure stability and continuity is greatly appreciated. John has left a significant legacy of competence and confidence throughout all of our financial, accounting and administrative activities at Silicon Labs."


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     SILICON LABORATORIES APPOINTS RUSSELL J. BRENNAN AS CHIEF FINANCIAL OFFICER
                                                                          PAGE 2


SILICON LABORATORIES INC.

Silicon Laboratories Inc. designs, manufactures, and markets proprietary high-performance mixed-signal integrated circuits (ICs) for a broad range of communications markets. Silicon Laboratories is an ISO9001-certified manufacturer and has applied for more than 145 patents on its mixed-signal technology. The company was incorporated in 1996 and is based in Austin, Texas. Additional information about Silicon Labs is available at WWW.SILABS.COM or through the toll free investor relations line at 1-877-411-SLAB (7522)

CAUTIONARY LANGUAGE

This press release may contain forward-looking statements based on Silicon Laboratories' current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Silicon Laboratories believes that it is important to communicate the company's future expectations to investors. However, there may be events in the future that Silicon Laboratories is not able to accurately predict or control. For a discussion of these and other factors which could impact Silicon Labs' financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Labs' recent filings with the SEC, particularly the Form 10-K filed January 22, 2002 and the Form 10-Q filed July 22, 2002.

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VIA THE WORLDWIDE WEB AT HTTP://WWW.SILABS.COM/